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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 8, 1998, on our audits of the consolidated financial statements of American Superconductor Corporation as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in the Form 10-K of American Superconductor Corporation.



                                       /s/ PricewaterhouseCoopers LLP
                                           PricewaterhouseCoopers LLP



Boston, Massachusetts
January 29, 1999